Exhibit 99.1

News Release

For Immediate Release	For Further Information, Contact:
August 30, 2022	Marisa Monte, Hines
718-702-4470
Marisa.Monte@hines.com

HINES ANNOUNCES SOUTH FLORIDA’S SECOND LARGEST SINGLE-ASSET MULTIFAMILY ACQUISITION ON BEHALF OF HINES GLOBAL INCOME TRUST
This acquisition underscores Hines’ thesis for multifamily sector growth in one of the sunbelt’s hottest markets

(MIAMI) – Hines, the global real estate firm, announced that Hines Global Income Trust (“HGIT”) has acquired Gables Station in Miami, FL, which features 495 Life Time Living® residences. This acquisition is the second largest single-asset multifamily sale in South Florida, reaffirming HGIT’s and Hines’ bullish stance on the future of the market. Since the pandemic, Hines has committed approximately $1.8 billion across three prime developments and acquisitions in South Florida. Willowick Residential, Hines’ boutique multifamily property management firm, will assume the role as property manager for the asset.
Gables Station is a 14-story, 1.2-million-square-foot upscale live, work and play development located in the burgeoning Coral Gables neighborhood and was developed by 54 Madison Partners and Nolan Reynolds International. Life Time ® (NYSE: LTH), the nation's premier healthy lifestyle brand, conceptualized its fully integrated residential experience which centers around Life Time’s 80,000-square-foot luxury athletic resort, a 25,000-square-foot Life Time Work coworking space and the Life Time Living® residences, including studios, one-, two- and three-bedroom, and penthouse units, which are 95% leased. Deemed as one of the “most walkable suburbs in the country” by The Wall Street Journal, Life Time Living sits in one of the most coveted areas of Miami, directly adjacent to Shops at Merrick Park, and minutes from downtown Coral Gables and Coconut Grove. The complex provides quick and convenient commute options to residents and strong transit connectivity with a less than 10-minute walk to the Douglas and University of Miami Metrorail Stations, which offers direct access to MiamiCentral, the hub for all train systems in South Florida.
The property also features a full-service LifeSpa, three resort-style pools, a full-service LifeCafe, and a Kids Academy. Life Time will continue to manage the athletic club, coworking and amenity spaces.

“In the midst of historic economic growth in South Florida, the Gables Station investment represents a unique opportunity to capitalize on our strategy to grow our multifamily portfolio by acquiring a world-class, generational asset in a highly desirable location with high barriers to entry for new development,” said Alfonso Munk, Hines’ CIO of the Americas and president of HGIT. “As South Florida continues to attract more corporations and the demand for luxury mixed-use, transit-oriented developments continues to increase, we are confident that this asset will contribute to the HGIT portfolio’s success.”
Residents also have access to an exceptionally curated retail mix including Trader Joe’s and Erba, an Italian-restaurant by Alpareno Group’s Niven Patel, who is a four-time nominee for a James Beard Award, as well as Graziano’s, a high-end specialty foods market within the development. In addition, the complex is next to the Shops at Merrick Place, a 750,000-square-foot open-air retail village anchored by Neiman Marcus and Nordstrom.
“Along with Hines, we embrace placemaking as a core strategy with the goals of promoting health, happiness, wellbeing and convenience for the local community,” said Parham Javaheri, chief property development officer at Life Time. “Along with our development partners, we envisioned just that with the design and construction of Gables Station to serve the vibrant Coral Gables neighborhood, providing a hub for people who prioritize living healthier and traveling smarter. We see this as an incredibly well-positioned multifamily asset to meet the needs of the rapidly growing resident population in the market.”
Including Gables Station, HGIT has $3.8 billion portfolio of commercial real estate investments that is nearly two-thirds weighted toward the living and industrial sectors. HGIT is diversified by geography and real estate sectors, with a focus on stable assets with strong long-term income potential.
Gables Station is another milestone acquisition in the Hines Southeast region portfolio, which totals over 10.3 million square feet that the firm owns or manages. Additional projects in development in South Florida include FAT Village (Food, Art, Technology), a 5.6-acre, 835,000-square-foot, office, retail and residential mixed-use urban village in Fort Lauderdale’s Flagler Village neighborhood which will feature one of Hines’ proprietary timber office buildings; and South Flagler House, a Robert A.M. Stern designed boutique ultra-luxury condominium project featuring two 28-story towers in the West Palm Beach.
This transaction was led by Michael Harrison, senior managing director and Juan Jacobus, director at Hines. Cushman & Wakefield represented the seller.

About Hines Global Income Trust
Hines Global Income Trust is a public, non-listed real estate investment trust sponsored by Hines. It commenced operations in 2014 and invests in commercial real estate investments located in the United States and internationally. For additional information about HGIT, visit www.hinesglobalincometrust.com.

About Hines
Hines is a privately owned global real estate investment firm founded in 1957 with a presence in 285 cities in 28 countries. Hines oversees investment assets under management totaling approximately $90.3 billion¹. In addition, Hines provides third-party property-level services to 373 properties totaling 114.2 million square feet. Historically, Hines has developed, redeveloped or acquired approximately 1,530 properties, totaling over 511 million square feet. The firm currently has more than 198 developments underway around the world. With extensive experience in investments across the risk spectrum and all property types, and a foundational commitment to ESG, Hines is one of the largest and most-respected real estate organizations in the world. Visit http://www.hines.com for more information.
¹Includes both the global Hines organization as well as RIA AUM as of December 31, 2021.

About Willowick Residential
Willowick Residential, a subsidiary of Hines, is a boutique multifamily property management firm. The firm was founded to provide a tailored, bespoke alternative for asset/property management. Willowick is powered by a significant amount of experience and a commitment to being the best in an industry ready for a premier service provider. Launched in early 2020, Willowick Residential is currently managing 15 Hines properties across California, Arizona, Illinois, Texas and Virginia.

About Life Time®
Life Time® (NYSE: LTH) empowers people to live healthy, happy lives through its portfolio of nearly 160 athletic country clubs across the United States and Canada. The Company’s healthy way of life communities address all aspects of healthy living, healthy aging and healthy entertainment for those 90 days to 90+ years with integrity and respect for everyone. With a team of more than 30,000, Life Time is committed to providing the best programs and experiences through its athletic country clubs, iconic athletic events and via a complementary, comprehensive digital platform.

Forward Looking Statements
Statements in this press release, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, the potential long-term performance of this property, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with Hines being able to successfully manage the property, risks associated with an economic downturn in the region or the multifamily sector, and other risks described in the "Risk Factors" section of HGIT’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements.